Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors of

Holo Surgical Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of Holo Surgical Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Holo Surgical Inc. and its subsidiaries as of December 31, 2019 and 2018 and the results of their operations for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BAKER TILLY US, LLP

Chicago, Illinois

December 22, 2020

Holo Surgical Inc. and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2019 and 2018
(In dollars)

	2019	2018
Assets
Other intangible assets - net	$15,109	$25,604

Total assets	$15,109	$25,604

Liabilities and Stockholders’ Equity
Stockholders’ equity:
Common stock	1	1
.0001 par value
10,000 shares authorized
10,000 shares issued and outstanding
Additional paid-in capital	2,341,335	1,597,253
Accumulated deficit	(2,326,227)	(1,571,650)

Total stockholders’ equity	15,109	25,604

Total liabilities and stockholders’ equity	$15,109	$25,604

See notes to audited financial statements.

Holo Surgical Inc. and Subsidiaries

Consolidated Statements of Operations

For the Years Ended December 31, 2019 and 2018

(In dollars)

	2019	2018
Revenues	$—	$—
Cost of goods sold	—	—

Gross profit	—	—

Operating Expenses
General and administrative	—	—
Research and development costs	744,082	657,351
Amortization of intangible assets	10,495	20,697

Total operating expenses	754,577	678,048

Operating loss	(754,577)	(678,048)

Net loss	$(754,577)	$(678,048)

See notes to audited financial statements.

Holo Surgical Inc. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2019 and 2018

(In dollars)

				Total
	Common	Additional	Accumulated	Stockholders’
	Stock	Paid-in Capital	Deficit	Equity
Balance at January 1, 2018	$1	$939,902	$(893,602)	$46,301
2018 net loss	—	—	(678,048)	(678,048)
Stockholders’ contributions	—	657,351	—	657,351

Balance at December 31, 2018	1	1,597,253	(1,571,650)	25,604
2019 net loss	—	—	(754,577)	(754,577)
Stockholders’ contributions	—	744,082	—	744,082

Balance at December 31, 2019	$1	$2,341,335	$(2,326,227)	$15,109

See notes to audited financial statements.

Holo Surgical Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

(In dollars)

	2019	2018
Cash flows from operating activities:
Net loss	$(754,577)	$(678,048)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of intangibles	10,495	20,697

Net cash provided by operating activities	(744,082)	(657,351)

Cash flows from financing activities:
Contributions by stockholders’	744,082	657,351

Net cash provided by financing activities	744,082	657,351

Net change in cash and cash equivalents	—	—
Cash and cash equivalents, beginning of period	—	—

Cash and cash equivalents, end of period	$—	$—

See notes to audited financial statements.

Holo Surgical Inc. and Subsidiaries

Notes to Consolidated Financial Statements

Years Ended December 31, 2019 and 2018

(In dollars)

1. Summary of Significant Accounting Policies

Nature of Operations

Holo Surgical Inc. and its subsidiaries (collectively, the “Company”) is a digital surgery company focused on improving patient outcomes by bringing Augmented Reality and Artificial Intelligence to the operating room.

Principles of Presentation

The accompanying consolidated financial statements include the accounts of Holo Surgical Inc. and its directly or indirectly wholly owned subsidiaries HoloSurgical Technology Inc. and HoloSurgical Technology Polska sp. Zoo. Significant intercompany accounts and transactions have been eliminated.

Prior to the Transaction (defined below) Holo Surgical Inc. was a direct or indirect wholly owned subsidiary of Roboticine Inc. through its subsidiary Holo Surgical S.A. (collectively “Parent”).

Foreign Currency Translation

The local currency is the functional currency for the Company’s foreign subsidiaries. Expenses allocated to the Company by the Parent are translated at the weighted-average exchange rates for the year.

Intangible Assets

Internally-developed intangibles are carried at cost of expenses incurred. Internally-developed patents are amortized over their estimated useful life.

Impairment of Long-Lived Assets

The Company reviews intangible assets for impairment whenever events or changes in business circumstances indicate that the carrying amount of an asset may not be fully recoverable. An impairment loss would be recognized when the estimated future cash flows from the use of the asset are less than the carrying amount of that asset. To date, there have been no such losses.

Research and Development Costs

Research and development costs are expensed in the period incurred. These costs, representing raw materials, engineering salaries, fringe benefits, other direct expenses, and a portion of the Company’s overhead, are included in the accompanying consolidated statement of operations, within operating expenses. Research and development expenses were $744,082 and $657,351 for the years ended December 31, 2019 and 2018, respectively.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes resulting from temporary differences. Such temporary differences result from differences in the carrying value of assets and liabilities for tax and financial reporting purposes.

Temporary differences arise principally from the use of the allowance method of bad debt recognition for financial reporting purposes and the direct write-off method for income tax purposes; differences in depreciation methods used for book and tax purposes; capitalization of certain handling, storage and administrative expenses for income tax purposes only; differences in required methods for reporting pension expense; timing of deductions of contracts payable to former officers; and recognition of an allowance for obsolete inventory for financial reporting purposes only. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

During February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842). ASU No. 2016-02 requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the statement of financial position a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. In August 2018, the FASB issued ASU 2018-11, “Targeted Improvements,” which provides entities with an additional (and optional) transition method whereby an entity initially applies the new lease standard at the adoption date and recognizes a cumulative effect adjustment to the opening balance of retained earnings in the period of adoption. Due to the deferred required implementation date set forth by the FASB in June 2020, Topic 842 (as amended) is effective for annual periods beginning after December 15, 2021. Early adoption is permitted. The Company is currently assessing the effect that Topic 842 (as amended) will have on its results of operations, financial position and cash flows but plans to elect the transitional method noted in ASU 2018-11.

Subsequent Events

The Company has evaluated subsequent events through December 22, 2020, which is the date the consolidated financial statements were made available for issuance, and has concluded that no such events or transactions took place which would require disclosure herein.

COVID-19

In December 2019, a novel strain of coronavirus was reported in Wuhan, Hubei province, China. In the first several months of 2020, the virus, SARS-CoV-2 and resulting disease, COVID-19, spread to the United States, including to geographic locations in which the Company operates. As of the date above, the Company’s evaluation of the effects of these events is ongoing.

The extent of the impact of COVID-19 on the Company’s operational and financial performance will depend on future developments, including the duration and spread of the outbreak and related governmental or other regulatory actions.

Related Party Promissory Note

In August 2020, the Company obtained a related-party promissory note with Parent for approximately $120,000. The note is payable on December 31, 2021. On October 19, 2020, Parent contributed the promissory note to the Company, and immediately thereafter, the promissory note was terminated.

Stock Purchase Agreement

The Company is dependent on cash flows from financing to fund research and development operations. As of December 31, 2019, the Company did not have adequate liquidity to operate for at least twelve months. However, in September 2020, the Company entered into a stock purchase agreement whereby all issued and outstanding shares of common stock were acquired by Surgalign Holdings, Inc. in October 2020 (the “Transaction”).

2. Income Taxes

The provision (benefit) for income tax expense and the related components are as follows for the years ended December 31:

Year Ended December 31,
	2019	2018
Current:
Federal	—	—
State	—	—

Total deferred	—	—

Deferred:
Federal	—	—
State	—	—

Total deferred	—	—

Total income tax provision (benefit)	—	—

Valuation allowance	—	—

Total income tax provision - net	$—	$—

The valuation allowance has been established because, based on the weight of available evidence, the Company has determined that it is more likely than not that the deferred tax assets will not be realized. The components of deferred income tax assets and liabilities are as follows as of December 31:

	Year Ended December 31,
	2019	2018
Deferred tax assets:
Net operating losses - Federal	294,301	138,044
Net operating losses - state	105,177	49,334

Total deferred tax assets	399,478	187,378

Deferred tax liabilities:
Amortizable intangibles	4,306	7,299

Total deferred tax liabilities	4,306	7,299

Total deferred tax assets - net	395,172	180,079

Valuation allowance	(395,172)	(180,079)

Total deferred tax assets - net	$—	$—

As of December 31, 2019, the Company has not recorded any reserve related to uncertain tax positions. There were no interest and penalty amounts included in the uncertain tax positions as of December 31, 2019. The Company does not expect any changes in its uncertain tax positions during the next 12 months that will have a significant impact on the Company’s financial position or results of operations. Tax years 2018 - 2016 for Federal and state taxes remain open to statute.

At December 31, 2019, the Company has $1,401,433 of Federal and $1,401,433 of state net operating losses to carryforward. The state net operating loss carryforwards will begin to expire in 2030.

The Company currently has a valuation allowance against its net deferred tax assets it is expected that the Company will not be able to utilize the assets in future years.